           LAW OFFICES
 Haskell Slaughter & Young, L.L.C.
    1200 AMSOUTH/HARBERT PLAZA                  WYATT RUSHTON HASKELL         MICHAEL K.K. CHOY
      1901 SIXTH AVENUE NORTH                   WILLIAM M. SLAUGHTER            -----------
  BIRMINGHAM, ALABAMA 35203-2618                FRANK M. YOUNG, III
                                                ROBERT E. LEE GARNER          CARTER H. DUKES
     FACSIMILE (205) 324-1133                   BENJAMIN B. SPRATLING III     PAULA B. CARROLL
     TELEPHONE (205) 251-1000                   THOMAS T. GALLION, III        R. SCOTT WILLIAMS
                                                ROBERT D. SHATTUCK, JR.       F. HAMPTON McFADDEN, JR.
         MONTGOMERY OFFICE                      E. ALSTON RAY                 JOHN W. SCOTT
     305 SOUTH LAWRENCE STREET                  JAMES C. HUCKABY, JR.         BARRY D. WOODHAM
     MONTGOMERY, ALABAMA 36104                  MARK EDWARD EZELL             GEORGIA S. ROBERSON
       POST OFFICE BOX 4660                     STEPHEN L. POER               SUSAN E. KENNEDY
  MONTGOMERY, ALABAMA 36103-4660                THOMAS E. REYNOLDS            REBECCA HIGGINS HUNT
     FACSIMILE (334) 264-7945                   BEVERLY POOLE BAKER           JAMES H. SINNOTT
     TELEPHONE (334) 265-8573                   ROSS N. COHEN                 GORDON O. JESPERSON*
                                                CONSTANCE C. WALKER
                                                GWEN L. WINDLE                  *Admitted only in Virginia
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                                                     PLEASE REPLY TO: BIRMINGHAM



                                                                January 29, 1997


HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243

Gentlemen:

         You have requested our opinion regarding the discussion of material federal income tax consequences under the captions "SUMMARY OF PROSPECTUS--PROXY
STATEMENT-The Merger -- Certain Federal Income Tax Consequences" and "THE MERGER
-- Certain Federal Income Tax  Consequences" in the  Prospectus-Proxy  Statement
(the  "Prospectus-Proxy  Statement")  which will be included in the Registration
Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus-Proxy
Statement relates to the proposed merger of Hammer Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation, with and into Health Images, Inc. This opinion is delivered in accordance with the requirement of Item
601(b)(8) of Regulation S-K under the Securities Act.

         In  rendering  our  opinion,  we  have  reviewed  the  Prospectus-Proxy
Statement and such other materials as we have deemed necessary or appropriate as a  basis  for our  opinion.  In  addition,  we have  considered  the  applicable
provisions  of  the  Internal  Revenue  Code  of  1986,  as  amended,   Treasury
regulations,  pertinent  judicial  authorities,  rulings of the Internal Revenue
Service and such other authorities as we have considered relevant.

         Based upon the foregoing, it is our opinion that the statements made under the captions "SUMMARY OF PROSPECTUS-PROXY STATEMENT-The Merger--Certain
Federal Income Tax  Consequences"  and "THE MERGER -- Certain Federal Income Tax
Consequences" in the Prospectus-Proxy Statement, to the extent that they constitute summaries or descriptions of


HEALTHSOUTH Corporation
January 29, 1997
Page 2



matters of law or legal conclusions, are correct in all material respects. There can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

         This opinion is being furnished in connection with the filing of the Registration Statement with the Commission. You may rely upon and refer to the foregoing opinion in the Prospectus-Proxy Statement. Any variation or difference in the facts from those set forth or assumed either herein or in the Prospectus-Proxy Statement may affect the conclusions stated herein.

         In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "THE MERGER -- Certain Federal Income Tax Consequences" in the Prospectus-Proxy Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

                                           Very truly yours,

                                           HASKELL SLAUGHTER & YOUNG, L.L.C.


                                           By    /s/ Ross N. Cohen
                                              ----------------------------------
                                                     Ross N. Cohen

RNC/pgd/